Exhibit 99.1

HOWARD HUGHES HOLDINGS ANNOUNCES COMPLETION OF
SPINOFF OF SEAPORT ENTERTAINMENT GROUP

THE WOODLANDS, Texas (August 1, 2024) - Howard Hughes Holdings Inc. (NYSE: HHH) (the “Company” or “HHH”) today announced the completion of the spinoff of the Company's Seaport Entertainment division into a separate public company, Seaport Entertainment Group Inc., effective 11:59 p.m. Eastern Time on July 31, 2024.

Under the terms of the separation, after market close on July 31, 2024, each stockholder who held HHH common stock as of the close of business on July 29, 2024, the record date for the distribution, received one share of Seaport Entertainment Group common stock for every nine shares of common stock of HHH held at the close of business on such date. Cash will be paid to those holders who would otherwise be entitled to, and in lieu of, fractional shares.

Howard Hughes becomes a pure-play real estate company with a national portfolio of award-winning, large-scale mixed-used communities spanning 101,000 acres, including nearly 35,000 acres in the Company’s landbank and a robust pipeline of future development offering considerable growth and value creation opportunities. The Company continues to drive record-breaking results across its communities which include Summerlin® in Las Vegas; Ward Village® in Honolulu; Downtown Columbia® in Maryland; The Woodlands® and Bridgeland® in the Greater Houston region; and Teravalis™ in the Phoenix West Valley.

“Howard Hughes moves forward with a refined identity, squarely focused on what we do best—building world-class master planned communities, with an unmatched landbank and decades of opportunities for thoughtful growth and value creation ahead of us,” said David O'Reilly, Chief Executive Officer of Howard Hughes. “The completion of the spinoff of Seaport Entertainment marks the beginning of an exciting new chapter for Howard Hughes, and we wish the greatest success to the Seaport team.”

Seaport Entertainment Group common stock will begin “regular way” trading today on NYSE American under the ticker symbol “SEG.” Howard Hughes Holdings common stock will continue to trade on the NYSE under the ticker symbol “HHH.”

Wells Fargo served as financial advisor and Latham and Watkins LLP served as legal advisor to Howard Hughes. J.P. Morgan Securities LLC served as financial advisor and Richards, Layton & Finger, P.A. served as legal advisor to the special committee of the Company’s Board of Directors.

About Howard Hughes Holdings Inc.

Howard Hughes Holdings Inc. owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including Downtown Columbia® in Maryland; The Woodlands®, Bridgeland® and The Woodlands Hills® in the Greater Houston, Texas area; Summerlin® in Las Vegas; Ward Village® in Honolulu, Hawaiʻi; and Teravalis™ in the Greater Phoenix, Arizona area. The Howard Hughes portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. Howard Hughes Holdings Inc. is traded on the New York Stock Exchange as HHH. For additional information visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in Howard Hughes Holdings Inc.’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. Howard Hughes Holdings Inc. cautions you not to place undue reliance on the forward-looking statements contained in this release. Howard Hughes Holdings Inc. does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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Contacts:

Howard Hughes Holdings Inc.

Media Relations

Cristina Carlson, 646-822-6910

Senior Vice President, Head of Corporate Communications

cristina.carlson@howardhughes.com

Investor Relations

Eric Holcomb, 281-475-2144

Senior Vice President, Investor Relations

eric.holcomb@howardhughes.com